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                                                                    Exhibit 23.1
                                                                      (Form S-8)




                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Baylake Corp. 1993 Stock Option Plan, as amended, of our report dated January 22, 1998 with respect to the consolidated financial statements of Baylake Corp. contained in its Annual Report on Form 10-K for the year ended December 31, 1997, and the related notes thereto, filed with the Securities and Exchange Commission.


                                                     /s/ Smith & Gesteland, LLP

         Madison, Wisconsin                          SMITH & GESTELAND, LLP
         September 15, 1998